-------------------------------------------------------------------------------





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 March 19, 1998



                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Nevada                     1-8865               88-0200415
---------------------------  ---------------------    ----------------------
(State or Other Jurisdiction (Commission File Number)  (IRS Employer
        of Incorporation)                              Identification No.)


         2724 North Tenaya Way
             Las Vegas, Nevada                         89128
--------------------------------                   -----------------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:         (702) 242-7000




-------------------------------------------------------------------------------

Item 5.  Other Events

The following discussion contains certain cautionary statements regarding Sierra Health Services, Inc.'s ("Sierra" or the "Company") business and results of operations, which should be considered by the Company's stockholders. This discussion is intended to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The following factors should be considered in conjunction with any discussion of operations or results by the Company, or its representatives, including any forward-looking discussion, as well as comments contained in press releases, presentations to securities analysts or investors, and all other communications by the Company or its representatives.

In making these statements, the Company is not undertaking to address or update each factor in future filings or communications regarding the Company's business or results, and is not undertaking to address how any of these factors may have caused changes to discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected the Company's past results and may affect future results, so that the Company's actual results may differ materially from those expressed herein and in prior or subsequent communications.

Risks Relating to Merger Termination. On March 18, 1997, the Company announced it had terminated its merger agreement with Physician Corporation of America ("PCA"). The original agreement had been entered into in November 1996. On March 18, 1997, prior to termination of the merger agreement, PCA filed a lawsuit against the Company in the United States District Court for the Southern District of Florida (the "District Court"), seeking, among other things, specific performance of the merger agreement and monetary damages. The lawsuit has been dismissed for failure to join a necessary party. The Company has initiated a lawsuit in the Court of Chancery of the State of Delaware seeking a declaratory judgment as well as other remedies. The Company intends to vigorously pursue all remedies available to it. There can be no assurance that the Company will prevail in such litigation.

Risks Associated with Government Contracts. In June 1996, the Department of Defense awarded a triple- option health benefits ("TRICARE") managed care support contract to TriWest Healthcare Alliance ("TriWest"), a consortium consisting of Sierra and 13 other health care companies, to provide health services to Regions 7 and 8, which includes a total of 16 states. In April 1997, TriWest began providing health care to approximately 700,000 individuals, of which Sierra is responsible for providing care to approximately 93,000 beneficiaries in Nevada and Missouri. During the third quarter of 1997, Sierra Military Health Services, Inc. ("SMHS"), a wholly owned subsidiary of the Company, was notified it had been awarded a multi-year TRICARE managed care support contract by the Department of Defense to serve TRICARE eligible beneficiaries in Region 1. This region includes more than 600,000 TRICARE beneficiaries in 13 northeastern states and the District of Columbia. SMHS is currently in the implementation period of the contract with actual health care delivery to commence on June 1, 1998. SMHS subcontracts for health care delivery, including some of the risk, for parts of the TRICARE contract. The Company believes the TRICARE contract will add approximately $240 million of annualized revenues when health care delivery begins in 1998. TRICARE contracts are generally issued at low profit margins. There can be no assurance that health care expenses or administrative expenses will not exceed contractual levels, which could have a material adverse effect on the Company's results of operations and financial condition.

SMHS was notified on February 13, 1998 that the United States General Accounting Office ("GAO") sustained a competitor's protest of the contract award for TRICARE managed care support for Region 1 and recommended that the contract be re-bid. The TRICARE Management Activity ("TMA"), along with the Company, has filed a motion requesting that the GAO reconsider its recommendation. If the GAO does not change its recommendation and the TMA follows the recommendation, there are several possible outcomes, including litigation.

Potential Adverse Impact of Government Regulation. The health care industry in general, health maintenance organizations ("HMOs") and health insurance companies in particular, are subject to substantial federal and state government regulation, including, but not limited to, regulation relating to cash reserves, minimum net worth, licensing requirements, approval of policy language and benefits, mandatory products and benefits, provider compensation arrangements, premium rates and periodic examinations by state and federal agencies. For the year ended 1997, the Company derived approximately 24% of its total revenues from its contract with the Health Care Financing Administration ("HCFA"). As a result, a portion of the Company's HMOs' and insurance companies' cash is essentially restricted by various state regulatory or other requirements limiting certain of the Company's subsidiaries' cash to use within their current operations as a result of minimum capital requirements. State and federal government authorities are continually considering changes to laws and regulations applicable to the Company. Many states in which the Company operates are currently considering regulation relating to mandatory benefits, provider compensation, disclosure and composition of physician networks. The Company conducts operations, and is subject to state regulation, in the following jurisdictions: Alabama, Arizona, Arkansas, California, Colorado, Delaware, District of Columbia, Florida, Georgia, Idaho, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin and Wyoming.

In addition to applicable laws and regulations, the Company is subject to various audits, investigations and enforcement actions. These include possible government actions relating to the federal Employee Retirement Income Security Act, which regulates insured and self-insured health coverage plans offered by employers, the Federal Employees Health Benefit Plan, federal and state fraud and abuse laws, and laws relating to utilization management and the delivery of health care and payment or reimbursement therefore. Any such government action could result in assessment of damages, civil or criminal fines or penalties, or other sanctions, including exclusion from participation in government programs. In addition, disclosure of any adverse investigation or audit results or sanctions could negatively affect the Company's reputation in various markets and make it more difficult for the Company to sell its products and services.

Risk of Adverse Effect of Health Care Reform. As a result of the continued escalation of health care costs and the inability of many individuals to obtain health care insurance, numerous proposals relating to health care reform have been or may be introduced in the United States Congress and state legislatures. Any proposals affecting underwriting practices, limiting rate increases, requiring new or additional benefits or affecting contracting arrangements (including proposals to require HMOs and preferred provider organizations ("PPOs") to accept any health care providers willing to abide by an HMO's or PPO's contract terms) may make it more difficult for the Company to control medical costs and could have a material adverse effect on the Company's business.

Potential Inability to Manage or Predict Future Health Care Costs. Much of the Company's medical premium revenue is determined in advance of the actual delivery of services and incurrence of the related costs. The Company's profitability will continue to be dependent, in large part, on its ability to predict and maintain effective management over health care costs through, among other things, appropriate benefit design, utilization review and case management programs and its contracting arrangements with providers while providing members with quality health care. Factors such as utilization, new technologies and health care practices, hospital costs, inflation, epidemics, new mandated benefits or other regulations, inability to establish acceptable contracting arrangements with providers and numerous other factors may affect its ability to manage such costs. There can be no assurance that the Company will be successful in predicting or mitigating the effect of any or all of the above-listed or other factors.

Medical costs payable reflected in the Company's financial statements include reserves for incurred but not reported claims ("IBNR") which are estimated by the Company. The Company estimates the amount of such reserves using standard actuarial methodologies based upon historical data including the average interval between the date services are rendered and the date claims are paid, expected medical cost inflation and utilization, seasonality patterns and fluctuations in membership. The Company believes that its reserves for IBNR have been fairly estimated. However, the Company's growth, changes in utilization costs and change in claims payment patterns affect its ability to rely on historical information in making IBNR reserve estimates. There can be no assurance as to the ultimate accuracy or completeness of such estimates or that adjustments to reserves will not cause volatility in the Company's results of operations.

Possible Volatility of Common Stock Price. Recently, there has been significant volatility in the market prices of securities of companies in the health care industry, including the prices of the Sierra Common Stock. Many factors, including medical cost increases, research analysts' comments, announcements of new legislative and regulatory proposals or laws relating to health care reform, the performance of, and investor expectations for, the Company, the trading volume of the Sierra Common Stock, litigation, and general economic and market conditions, will influence the trading price of such shares of Sierra Common Stock. Accordingly, there can be no assurance as to the price at which Sierra's Common Stock will trade in the future.

No Dividends. The Company has not paid or declared any cash dividends on its Common Stock since inception and the Company anticipates that future earnings will be retained to finance the continuing development of its business for the foreseeable future.

Lack of Control Over Premium Structure; Lack of Control Over and Unpredictability of Medical Costs. A substantial amount of the Company's revenues are generated by premiums, including capitation payments from HCFA, which represent fixed monthly payments for each person enrolled in the Company's plans. If the Company is unable to obtain adequate premiums because of competitive or regulatory considerations, the Company could incur decreased margins or significant losses. Because a significant portion of the Company's premium revenues are paid by the federal government in connection with the Medicare program, to the extent Medicare premium rates do not keep pace with rising medical costs, the Company's profitability could be materially adversely affected. Historically, these rates have been subject to wide variations from year to year and have decreased in two of the past eight years. The Company's Medicare programs are subject to certain risks relative to commercial programs, such as higher comparative medical costs and higher levels of utilization. While the Company attempts to base commercial premiums at least in part on estimates of future health costs, many factors may cause actual health care costs to exceed those cost estimates reflected in premiums charged.

Dependence on Key Enrollment Contracts. For the year ended December 31, 1997, the Company received approximately 24% of its total revenues from its contract with HCFA to provide health care services to Medicare enrollees. The Company's contract with HCFA is subject to annual renewal at the election of HCFA and requires  the  Company  to  comply  with  federal  HMO  and  Medicare  laws  and regulations and may be terminated if the Company fails to so comply. The termination of the Company's contract with HCFA would have a material adverse effect on the Company's business. In addition, there have been, and the Company expects that there will continue to be, a number of legislative proposals to limit Medicare reimbursements. Future levels of funding of the Medicare program by the federal government cannot be predicted with certainty. In addition, the Company has contracts to provide medical services to federal employees. The rates charged for such services are subject to annual reviews and retroactive adjustments. The Company's ability to obtain and maintain favorable group benefit agreements with employer groups also affects the Company's profitability. The agreements are generally renewable on an annual basis but are subject to termination on 60 days' prior notice. Although no employer group accounts for more than 2% of total revenues, the loss of one or more of the larger employer groups could have a material adverse effect upon the Company's business.

     Potential Adverse Impact of Social Health Maintenance Organization. Effective November 1, 1996, Health Plan of Nevada, Inc. ("HPN") entered into a multi-year Social HMO contract pursuant to which a large portion of the Company's Medicare risk enrollees will receive certain expanded benefits. HPN receives additional revenues for providing these expanded benefits. The additional revenues are determined based on health risk assessments that have been, and will continue to be, performed on the Company's eligible Medicare risk members. The additional benefits include, among other things, assisting the eligible Medicare risk members with typical daily living functions such as bathing, dressing and walking. These members, as identified in the health risk assessments, are ones who currently have difficulty performing such daily living functions because of a health or physical problem. The additional reimbursement will be subject to adjustment based on the number of beneficiaries who need assistance with the social problems noted above and their individual health risk assessments. The ultimate payment received from HCFA will be based on these and other factors. At this time however, there can be no assurance as to what the final per member reimbursement will be.

Potential Adverse Impact of Competition. Managed care companies and HMOs operate in a highly competitive environment. The Company has numerous types of competitors, including, among others, other HMOs, PPOs, self-insured employer plans and traditional indemnity carriers, many of which have substantially larger total enrollments, have greater financial resources and offer a broader range of products than the Company. The Company has encountered the effects of increased competition in the Las Vegas market. Additional competitors with needs or desires for immediate market share or with greater financial resources than the Company have entered the Company's market. Certain competitive pressures have limited the Company's ability to increase or in some instances maintain the premiums charged to certain employer groups. The inability of the Company to manage costs effectively may have an adverse impact on the Company's future results of operations by reducing profitability margins. In addition, competitive pressures may also result in reduced membership levels or decreasing profit margins and there can be no assurance that the Company will not incur increased pricing and enrollment pressure from local and national competitors.

Geographic Concentration; Potential Adverse Impact of Current Expansion Program; Limited Success of Previous Expansion Program. The Company's HMO operations are currently concentrated in southern Nevada. Any adverse economic, regulatory or other developments that may occur in southern Nevada may negatively impact the Company's operations and financial condition. In the past, the Company also attempted to expand its operations outside of southern Nevada. These activities met with limited success and, in some cases, resulted in the Company incurring significant losses. Although the Company believes that it is now more experienced, there can be no assurance that the Company will be able to recover its initial investments or expand into other regions successfully and without incurring losses.

Potential Loss of Nevada Home Office Tax Credit. Under existing Nevada law, a 50% premium tax credit is generally available to HMOs and insurers that own and substantially occupy home offices or regional home offices within Nevada. In connection with the settlement of a prior dispute concerning the premium tax credit, the Nevada Department of Insurance acknowledged in November 1993 that the Company's HMO and insurance subsidiaries meet the statutory requirements to qualify for this tax credit. The Company intends to take all necessary steps to continue to comply with these requirements. The elimination or reduction of the premium tax credit, or any failure by the Company to qualify for the premium tax credit, would have a material adverse effect on the Company's results of operations.

Dependence Upon Health Care Providers. The Company's profitability is dependent, in large part, upon its ability to contract favorably with hospitals, physicians and other health care providers. The Company's contracts with its primary providers are generally renewable annually, but certain contracts may be terminated on 90 days' prior written notice by either party. There can be no assurance that the Company will be able to continue to renew such contracts or enter into new contracts enabling it to service its members profitably. The Company expects that it will be required to expand its health care provider network in order to service membership growth adequately; however, there can be no assurance that it will be able to do so on a timely basis or under favorable terms.

Capitation and Other Risk Sharing Arrangements. The Company contracts with hospitals, physicians and other providers of health care and administrative services under capitated or discounted fee-for-service arrangements. Capitated providers are at risk for the cost of medical care and administrative services provided to the Company's enrollees in the relevant geographic areas; however, the Company is ultimately responsible for the provision of services to its enrollees should the capitated provider be unable to provide the contracted services. The inability of certain capitated providers to provide the contracted service could have a material adverse effect on the Company's business.

Potential Litigation Against the Company and Inability to Obtain or Inadequacy of Insurance. The Company is and will continue to be subject to certain types of litigation, including medical malpractice claims and claim disputes pertaining to its contracts and other arrangements with providers, employer groups and their employees and individual members. The Company maintains general and professional liability, property and fidelity insurance coverage and its multi-specialty medical group maintains excess malpractice insurance for the providers presently employed by the group. Additionally, the Company requires all of its independently contracted provider physician groups, individual practice physicians, specialists, dentists, podiatrists and other health care providers (with the exception of certain hospitals) to maintain professional liability coverage. Certain of the hospitals with which the Company contracts are self-insured. The Company may incur losses not covered by insurance, beyond the limits of its insurance coverage for its employed physicians and staff, for acts or omissions by independent providers who do not carry sufficient malpractice coverage, or for other acts or omissions. Generally, punitive damage awards are not covered by insurance. Although the Company believes that it currently carries adequate insurance, no assurance can be given that the Company's insurance coverage will be adequate in amount or type, will be available in the future or that the cost of such insurance will be reasonable.

Ongoing Modification of the Company's Management Information System. The Company's management information system is critical to its current and future operations. The information gathered and processed by the Company's management information system assists the Company in, among other things, pricing its services, monitoring utilization and other cost factors, processing provider claims, providing bills on a timely basis and identifying accounts for collection. The Company regularly modifies its management information system. Any difficulty associated with or failure of such system, or any inability to expand processing capability or to develop and maintain networking capability, could have a material adverse effect on the Company's business.

The Company is in the process of modifying or replacing its computer systems and applications to accommodate the "Year 2000". The Year 2000 issue exists because many computer systems and applications currently use two-digit date fields to designate a year. As the century date change occurs, date-sensitive systems will recognize the year 2000 as 1900, or not at all. This inability to recognize or properly treat the Year 2000 may cause systems to process critical financial and operational information incorrectly. The Company currently expects to complete all material replacements or modifications of its computer systems and applications sufficiently in advance of the Year 2000 to allow for adequate testing so as not to negatively impact its operations. The Company is in the process of implementing two major systems. These systems will be Year 2000 compliant. The inability of the Company to timely complete its Year 2000 modifications and replacements, or the inability of companies with which the Company does business to timely complete their Year 2000 modifications, could have a material effect on the Company's operations.

Rating Agencies. Certain of the Company's subsidiaries are subject to scrutiny by various credit agencies such as Standard & Poor's, and Moody's, and policyholder agencies such as A.M. Best, as well as agencies that rate the quality of service to members such as the National Committee for Quality Assurance and the Joint Commission on Accreditation of Healthcare Organizations. A negative rating from such agencies could have an effect on the Company's business. For example, the ability to borrow funds, compete with other health care companies in attracting members and ultimately affecting earnings and share price.

Dependence on Management. The success of the Company has been dependent to a large extent upon the efforts of the Company's founder, Anthony M. Marlon, M.D., the Chairman of the Board and Chief Executive Officer of the Company, who has an employment agreement with the Company. Although the Company believes that the development of its management staff has made the Company less dependent on Dr. Marlon, the loss of Dr. Marlon could still have a material adverse effect on the Company's business.

Potential Adverse Effect of Open Rating on the Company's California Workers' Compensation Subsidiary. CII Financial, Inc. ("CII"), a wholly-owned subsidiary of the Company, writes workers' compensation insurance principally in California. Premium rates, which are regulated by the Department of Insurance in California, have been under significant pressure and, at times, been required to be reduced in the period from 1992 through 1994. Pursuant to workers' compensation legislative reforms enacted in 1993, "open rating" rules replaced "minimum rate" laws effective January 1, 1995. Under minimum rate laws, insurers could not charge a premium which was less than the published minimum rate and, therefore, competed primarily on the basis of service to policyholders, the level of agent commissions and policyholders' dividends. The new open rating environment has resulted in lower premium rates and lower net income to CII in 1995 and brought further uncertainties to premium revenues and continued operating profits due to increased price competition and the risk of incurring adverse loss experience over a smaller premium base.

Although CII intends to underwrite each account taking into consideration the insured's risk profile, prior loss experience, loss prevention plans and other underwriting considerations, there can be no assurance that CII will be able to operate profitably in the California workers' compensation industry, particularly with open rating, or that future workers' compensation legislation will not be adopted in California or other states which might adversely affect CII's results of operations. For the fiscal year ended December 31, 1997, approximately 83% of CII's direct written premiums were in California. Consequently, CII's operating results are expected to be largely dependent upon its ability to write profitable workers' compensation insurance in California.

Convertible Subordinated Debentures. CII has outstanding debentures (the "Debentures") totaling $54.5 million. The ability of CII's insurance company subsidiaries to upstream funds to CII to service the Debentures is limited by certain regulatory restrictions and capital requirements. Sierra has not directly assumed CII's payment obligations under the CII Debentures or guaranteed their repayment. There can be no assurance that Sierra will be in a position to prevent a default of the Debentures in the future, if CII's subsidiaries were unable to provide CII sufficient funds with which to service the Debentures.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SIERRA HEALTH SERVICES, INC.
                                          (Registrant)


Date:  March 19, 1998                              /S/ JAMES L. STARR
                                          ---------------------------
                                          James L. Starr
                                          Senior Vice President
                                          Chief Financial Officer and Treasurer
                           (Chief Accounting Officer)